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Exhibit 10.27

AMENDMENT NO. 2 TO
SECOND AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT

        THIS AMENDMENT NO. 2 (this "Amendment") to that certain Second Amended and Restated Stockholders Agreement dated as of November 13, 2003 (as amended by that certain Amendment No. 1 to the Second Amended and Restated Stockholders Agreement dated as of March 11, 2004, the "Agreement") by and among DFG Holdings, Inc., a Delaware corporation (the "Company"), Green Equity Investors II, L.P., a Delaware limited partnership (the "Purchaser"), Stone Street Fund 1998, L.P., a Delaware limited partnership (collectively with its permitted assigns, "Stone"), Bridge Street Fund 1998, L.P., a Delaware limited partnership (collectively with its permitted assigns, "Bridge"), GS Mezzanine Partners, L.P., a Delaware limited partnership (collectively with its permitted assigns, "GSMP Onshore"), GS Mezzanine Partners Offshore, L.P., an exempt Cayman Islands limited partnership (collectively with its permitted assigns, "GSMP Offshore" and, collectively with Stone, Bridge and GSMP Onshore, "GSMP"), Ares Leveraged Investment Fund, L.P., a Delaware limited partnership ("Ares I"), Ares Leveraged Investment Fund II, L.P., a Delaware limited partnership ("Ares II", and collectively with Ares I, "Ares"), certain stockholders signatories identified on the signature pages thereto (individually, the "Executive", and collectively, the "Executives"), and the other holders of the Company's Common Stock signatory thereto, is entered into as of the 14th day of April, 2004 by and among the Company, the Purchaser, GSMP, and that certain Executive signatory hereto. All capitalized terms used and not otherwise defined herein shall have the meaning given to such terms in the Agreement, a copy of which is attached as Exhibit A hereto, which Agreement (as modified by this Amendment) is an integral part of this Amendment and is incorporated herein by this reference.

RECITALS

        WHEREAS, Section 8.6 of the Agreement provides that the Agreement may be amended, modified, supplemented or terminated only by a written instrument signed by each of the Company, Stockholders holding a majority of the Registrable Purchaser Shares, Stockholders holding a majority of the Registrable Investor Shares and Stockholders holding a majority of the Registrable Executive Shares; and

        WHEREAS, the parties hereto desire to amend the Stockholders Agreement as set forth below;

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties hereto agree as follows:

        1.    Amendments to the Stockholders Agreement.    Pursuant to Section 8.6 of the Agreement, Paragraph 4.3.2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

          "(a)    Company Registrations.    If the registration is an underwritten primary registered offering on behalf of the Company and not as the result of a Demand pursuant to Section 4.2.1, and the managing underwriter(s) of such offering determine in their good faith judgment that the aggregate number of securities, including Registrable Shares, of the Company which all Selling Holders and all other security holders of the Company, pursuant to contractual rights to participate in such registration (the "Other Holders"), propose to include in such registration statement exceeds the maximum number of securities, including Registrable Shares, that can reasonably be expected to be sold in such offering without materially and adversely affecting the marketability of the offering or the selling price to be obtained, the Company will include in such registration, (i) first, the shares of Common Stock or other securities which the Company proposes to sell, (ii) second, Registrable Shares held by Jeffrey Weiss in such amount as the Company selects in its sole discretion, provided, that the Company shall only include shares pursuant to this clause (ii) in such amount that results in the receipt by Mr. Weiss of not more than $1,750,000 in aggregate net proceeds from the sale of such shares and (iii) third, the Registrable Shares of the Selling Holders and other securities to be sold for the account of Other Holders, pro rata among all such Selling Holders and Other Holders, taken together, on the basis of the number of Registrable Shares or other securities of the Company requested to be included by all Selling Holders and Other Holders who have requested that securities owned by them be so included, it being agreed and understood, however, that such managing underwriter(s) shall have the right, at their sole discretion, to eliminate entirely the participation in such registration of all Selling Holders and Other Holders (or certain selected classes, such as directors and executive officers)."

        2.    Other Provisions of the Agreement.    Except as provided above, the Agreement shall otherwise remain in full force and effect.

        3.    Governing Law.    All questions with respect to this Amendment and the rights and liabilities of the parties shall be governed by the internal laws of the State of Delaware, regardless of the choice of laws provisions of such state or any other jurisdiction.

        4.    Counterparts.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        5.    Termination.    This Amendment shall be null and void if an underwritten primary registered offering is not consummated on behalf of the Company on or prior to July 31, 2004.

[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth hereinabove.

THE COMPANY
DFG Holdings, Inc.
By:	/s/ Donald F. Gayhardt
Name: Donald F. Gayhardt Title: President
THE PURCHASER
Green Equity Investors II, L.P.
By:	Grand Avenue Capital Partners, L.P. Its: General Partner
By:	Grand Avenue Capital Corporation Its: General Partner
By:	/s/ Jonathan Seiffer Name: Jonathan Seiffer Title: Partner

GSMP
GS Mezzanine Partners, L.P.
By:	GS Mezzanine Advisors, L.L.C. Its: General Partner
By:	/s/ Katherine B. Enquist Name: Katherine B. Enquist Title: Vice President
GS Mezzanine Partners Offshore, L.P.
By:	GS Mezzanine Advisors, L.L.C., Its: General Partner
By:	/s/ Katherine B. Enquist Name: Katherine B. Enquist Title: Vice President
Stone Street Fund, 1998, L.P.
By:	Stone Street 1998, L.L.C. Its: General Partner
By:	/s/ Katherine B. Enquist Name: Katherine B. Enquist Title: Vice President
Bridge Street Fund 1998, L.P.
By:	Stone Street 1998, L.L.C. Its: General Partner
By:	/s/ Katherine B. Enquist Name: Katherine B. Enquist Title: Vice President

ARES
Ares Leveraged Investment Fund, L.P.
By:	Ares Management, L.P.
By:	Ares Operating Member, L.L.C. Its: General Partner
By:	/s/ Jeff Serota Name: Jeff Serota Title: Vice President
Ares Leveraged Investment Fund II, L.P.
By:	Ares Management II, L.P.
By:	Ares Operating Member II, L.L.C. Its: General Partner
By:	/s/ Jeff Serota Name: Jeff Serota Title: Vice President

EXECUTIVE
/s/ Jeffrey Weiss Jeffrey Weiss

EXHIBIT A

Second Amended and Restated Stockholders Agreement

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AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT